EXHIBIT 99

CBS CORPORATION REPORTS FIRST QUARTER 2010 RESULTS

Revenues Up 12%

Adjusted OIBDA Up 40%

Free Cash Flow More Than Triples to $660 Million

New York, New York, May 5, 2010 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the first quarter ended March 31, 2010.

“I could not be more pleased with how CBS performed in the first quarter of this year, and I’m confident that Leslie and his management team will build on this success as the economy continues to recover,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “We’ve focused on strengthening our already solid financial position, building new efficiencies throughout the Company, and investing in our top-quality content businesses – and I look forward to all that we will do to build on these accomplishments this year and beyond.”

“We got off to a tremendous start in 2010, as our businesses across the Company capitalized on the improving operating environment,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “Network television is enjoying a robust scatter market, and with CBS in first place, we will be able to monetize what promises to be a very active Upfront.  Our strength in primetime also establishes CBS as a leading beneficiary of the dual-revenue-stream broadcast model that continues to emerge, rewarding us not only with strong advertising revenues, but also a growing share of the retransmission consent fees that have now become a fact of the business.  In addition, we’re building our other recurring revenue streams, including syndication and premium cable – a business that continues to achieve new financial and creative highs.  Meanwhile, the economic recovery has also been a boon to our expanding Interactive platform, and our local TV and radio operations, which are in the midst of a dramatic upswing.  Ad sales and pacing for these businesses have been up sharply so far this year, and we expect political advertising to heat up as the November elections approach.  As importantly, with our lower cost structure throughout the Company, the revenue growth we’re seeing is translating to higher margins. Going forward, we’ll maintain our focus on expenses, and add to the recent steps we’ve taken to strengthen our balance sheet and deliver value to shareholders.  As always, we will keep creating and distributing the absolute best content out there.  That remains the best strategy for success both today and well into the future.”

First Quarter 2010 Results

Revenues of $3.53 billion for the first quarter of 2010 increased 12% from $3.16 billion for the same quarter last year, led by 19% growth at Local Broadcasting, 15% growth at Entertainment, which included the 2010 telecast of Super Bowl XLIV on the CBS Television Network, and 8% growth at Cable Networks.

Adjusted operating income before depreciation and amortization (“OIBDA”) was $351.3 million for the first quarter of 2010, up 40% versus $250.6 million for the same prior-year period, primarily reflecting significant margin expansion at Local Broadcasting driven by the aforementioned revenue growth and a strong performance at Cable Networks.  Adjusted operating income for the first quarter of 2010 increased 94% to $210.5 million from $108.3 million for the same quarter last year.

Adjusted net earnings for the first quarter of 2010 were $34.3 million versus a net loss of $36.0 million for the same quarter last year and adjusted diluted earnings per share were $.05 in 2010 compared to a loss of $.05 per diluted share in 2009.

Adjusted results for the first quarter of 2010 exclude restructuring charges of $57.1 million associated with the elimination of positions and contract terminations, and $25.9 million of discrete tax items.  Adjusted results for the first quarter of 2009 exclude an $18.8 million charge to income tax expense for the reduction of deferred tax assets associated with stock-based compensation.  Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

Reported operating income for the first quarter of 2010 increased 43% to $153.4 million from $107.5 million for the same quarter last year.  The Company reported a net loss of $26.2 million, or a loss of $.04 per diluted share for the first quarter of 2010 versus a net loss of $55.3 million, or a loss of $.08 per diluted share, for the same quarter last year.

Free cash flow of $659.8 million for the first quarter of 2010 more than tripled from the prior-year first quarter amount of $204.3 million principally reflecting higher advertising sales and lower payments for interest, taxes and capital expenditures.

During the first quarter of 2010, the Company reduced the amounts outstanding under its revolving accounts receivable securitization program from $400.0 million to zero and terminated the program.  Also during the first quarter, the Company called for the redemption of $414.6 million of its 7.70% senior notes due July 30, 2010, which settled on April 30, 2010.  Additionally, in April 2010 the Company issued $500.0 million of 5.75% senior notes due 2020 and used the net proceeds from this offering to repurchase, through a tender offer, $400.0 million of its 6.625% senior notes due 2011, $42.6 million of its 8.625% debentures due 2012 and $57.4 million of its 5.625% senior notes due 2012.  Throughout the first quarter, the Company also repurchased $19.5 million of CBS Corporation’s debt on the open market at a discount.

Consolidated and Segment Results

The tables below present the Company’s revenues by segment and type and its adjusted OIBDA and adjusted operating income (loss) by segment for the three months ended March 31, 2010 and 2009 (dollars in millions).  Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended March 31,
Revenues by Segment	2010	2009
Entertainment	$2,081.5	$1,817.6
Cable Networks	368.0	340.6
Publishing	151.7	161.7
Content Group	2,601.2	2,319.9
Local Broadcasting	605.5	510.4
Outdoor	392.2	379.9
Local Group	997.7	890.3
Eliminations	(68.0)	(50.3)
Total Revenues	$3,530.9	$3,159.9

	Three Months Ended March 31,
Revenues by Type	2010	2009
Advertising	$2,381.4	$2,028.4
Content licensing and distribution	713.6	730.4
Affiliate and subscription fees	382.6	343.3
Other	53.3	57.8
Total Revenues	$3,530.9	$3,159.9

	Three Months Ended March 31,
Adjusted OIBDA	2010	2009
Entertainment	$144.8	$151.1
Cable Networks	100.9	83.4
Publishing	3.6	.1
Content Group	249.3	234.6
Local Broadcasting	134.0	54.1
Outdoor	32.2	25.9
Local Group	166.2	80.0
Corporate	(38.7)	(28.5)
Residual costs	(26.3)	(36.0)
Eliminations	.8	.5
Adjusted OIBDA	351.3	250.6
Restructuring charges	(57.1)	(.8)
Total OIBDA	$294.2	$249.8

	Three Months Ended March 31,
Adjusted Operating Income (Loss)	2010	2009
Entertainment	$103.5	$107.0
Cable Networks	95.2	77.4
Publishing	2.0	(2.1)
Content Group	200.7	182.3
Local Broadcasting	109.6	31.9
Outdoor	(30.7)	(37.4)
Local Group	78.9	(5.5)
Corporate	(43.6)	(33.0)
Residual costs	(26.3)	(36.0)
Eliminations	.8	.5
Adjusted Operating Income	210.5	108.3
Restructuring charges	(57.1)	(.8)
Total Operating Income	$153.4	$107.5

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Films and CBS Interactive)

Entertainment revenues for the first quarter of 2010 increased 15% to $2.08 billion from $1.82 billion for the same prior-year period primarily reflecting 25% higher Network advertising revenues, driven by the 2010 telecast of Super Bowl XLIV on the CBS Television Network and the strong advertising scatter market, and 19% growth in CBS Interactive display advertising revenues in an improved advertising marketplace.  Television license fees for the first quarter of 2010 remained relatively flat as compared with the same period last year, as higher international syndication sales and network license fees for new series were offset by lower domestic syndication sales.

Entertainment adjusted OIBDA decreased 4% to $144.8 million from $151.1 million reflecting growth in lower margin revenues from the Super Bowl telecast as well as the timing of costs related to television and film programming that will benefit future periods.  Adjusted OIBDA for the first quarter of 2010 excludes $10.3 million of restructuring charges.

Cable Networks (Showtime Networks, Smithsonian Networks and CBS College Sports Network)

Cable Networks revenues for the first quarter of 2010 increased 8% to $368.0 million from $340.6 million for the same prior-year period due to rate increases and subscription growth at both Showtime Networks and CBS College Sports Network.  Showtime Networks (which includes Showtime, The Movie Channel and Flix) subscriptions totaled 62.7 million as of March 31, 2010, up by 2.0 million, or 3%, from the same time last year.  Smithsonian Networks subscriptions totaled 5.1 million, up by 2.4 million, or 89%.  CBS College Sports Network subscriptions of 35.7 million were up by 6.5 million, or 22%.

Cable Networks OIBDA for the first quarter of 2010 increased 21% to $100.9 million with revenue growth partially offset by higher advertising costs associated with the timing of series premieres.

Publishing (Simon & Schuster)

Publishing revenues for the first quarter of 2010 decreased 6% to $151.7 million from $161.7 million for the same prior-year period reflecting the continued soft retail market, partially offset by significantly higher digital sales of Publishing content such as ebooks, audio downloads and stand-alone applications, which increased by $8.4 million, to $12.0 million.  Best-selling titles in the first quarter of 2010 included Courage and Consequence by Karl Rove, House Rules by Jodi Picoult and Little Bee by Chris Cleave.

Publishing adjusted OIBDA for the first quarter of 2010 was $3.6 million versus $.1 million for the same quarter last year – the result of strong cost containment measures that more than offset the decline in revenues.  Adjusted OIBDA for the first quarter of 2010 excludes $1.5 million of restructuring charges.

Local Broadcasting (CBS Television Stations and CBS Radio)

Local Broadcasting revenues for the first quarter of 2010 increased 19% to $605.5 million from $510.4 million for the same prior-year period.  CBS Television Stations revenues increased 29% to $323.7 million from $250.9 million due to the improved advertising marketplace and higher political advertising sales.  CBS Radio revenues increased 9% to $282.7 million from $259.7 million for the same prior-year period, and revenues from the ten largest radio markets increased 15%.

Local Broadcasting adjusted OIBDA for the first quarter of 2010 increased 148% to $134.0 million from $54.1 million primarily due to the revenue growth.  Adjusted OIBDA margins for the first quarter of 2010 doubled, to 22% from 11% for the same quarter last year, the result of both the revenue growth and a lower fixed cost structure due to recent expense reduction measures.  Adjusted OIBDA for the first quarter of 2010 excludes $25.2 million of restructuring charges.

Outdoor (CBS Outdoor)

Outdoor revenues for the first quarter of 2010 increased 3% to $392.2 million from $379.9 million for the same prior-year period, benefiting from the favorable impact of foreign exchange rate changes.  In constant dollars, Outdoor revenues were down 1% from the first quarter of 2009.  Americas revenues (comprising North and South America) for the first quarter of 2010 increased 1% (down 2% in constant dollars) to $248.8 million from $246.5 million for the same prior-year period.  Europe revenues increased 7% (1% in constant dollars) to $143.4 million for the first quarter of 2010 from $133.4 million for the same quarter last year.

Outdoor adjusted OIBDA for the first quarter of 2010 increased 24% to $32.2 million from $25.9 million for the same prior-year period reflecting lower transit and billboard lease and maintenance costs principally due to cost-savings initiatives.  Adjusted OIBDA excludes restructuring charges of $20.1 million for the first quarter of 2010 and $.8 million for the same prior-year period.

About CBS Corporation

CBS Corporation is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks, Smithsonian Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios, CBS Studios International and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment) and motion pictures (CBS Films).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock
Senior Vice President, Corporate Communications
(212) 975-1077
dlmcclintock@cbs.com

Andrea Prochniak
Vice President, Corporate Communications
(212) 975-1942
andrea.prochniak@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended March 31,
	2010	2009

Revenues	$3,530.9	$3,159.9

Operating income	153.4	107.5

Interest expense	(138.0)	(133.2)
Interest income	1.1	1.6
Gain on early extinguishment of debt	2.4	.7
Other items, net	(13.1)	(11.9)
Earnings (loss) before income taxes	5.8	(35.3)

Provision for income taxes	(21.0)	(8.8)
Equity in loss of investee companies, net of tax	(11.0)	(11.2)
Net loss	$(26.2)	$(55.3)

Basic and diluted net loss per common share	$(.04)	$(.08)

Basic and diluted weighted average number of common shares outstanding	676.3	671.5

Dividends per common share	$.05	$.05

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At	At
	March 31, 2010	December 31, 2009

Assets

Cash and cash equivalents	$872.7	$716.7
Receivables, net	3,198.7	2,900.2
Programming and other inventory	604.8	1,085.0
Prepaid expenses and other current assets	1,029.0	935.0
Total current assets	5,705.2	5,636.9
Property and equipment	4,986.4	4,998.0
Less accumulated depreciation and amortization	2,200.8	2,139.3
Net property and equipment	2,785.6	2,858.7
Programming and other inventory	1,402.2	1,464.2
Goodwill	8,663.3	8,667.5
Intangible assets	6,713.7	6,753.7
Other assets	1,486.1	1,581.0
Total Assets	$26,756.1	$26,962.0

Liabilities and Stockholders’ Equity

Accounts payable	$335.6	$436.4
Participants’ share and royalties payable	1,026.9	955.0
Program rights	885.8	729.2
Current portion of long-term debt	442.5	443.6
Accrued expenses and other current liabilities	2,021.5	2,182.3
Total current liabilities	4,712.3	4,746.5
Long-term debt	6,528.3	6,553.3
Other liabilities	6,469.4	6,642.8
Stockholders’ equity	9,046.1	9,019.4
Total Liabilities and Stockholders’ Equity	$26,756.1	$26,962.0

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Three Months Ended
	March 31,
	2010	2009

Operating Activities:
Net loss	$(26.2)	$(55.3)
Adjustments to reconcile net loss to net cash flow provided by (used for) operating activities:
Depreciation and amortization	140.8	142.3
Stock-based compensation	32.6	32.9
Equity in loss of investee companies, net of tax and distributions	11.0	12.7
Decrease to accounts receivable securitization program	—	(300.0)
Change in assets and liabilities, net of effects of acquisitions	542.5	145.9
Net cash flow provided by (used for) operating activities	700.7	(21.5)
Investing Activities:
Acquisitions, net of cash acquired	(1.6)	(6.7)
Capital expenditures	(40.9)	(74.2)
Investments in and advances to investee companies	(31.2)	(12.5)
Purchases of marketable securities	—	(35.6)
Proceeds from dispositions	.2	21.6
Other investing activities	(.1)	(.3)
Net cash flow used for investing activities	(73.6)	(107.7)
Financing Activities:
Borrowings from banks, including commercial paper, net	—	293.1
Repayment of notes	(17.2)	(151.9)
Payment of capital lease obligations	(4.0)	(3.9)
Dividends	(36.6)	(184.4)
Purchase of Company common stock	(24.7)	(4.0)
Proceeds from exercise of stock options	2.2	—
Excess tax benefit from stock-based compensation	9.6	.4
Decrease to accounts receivable securitization program	(400.0)	—
Other financing activities	(.4)	—
Net cash flow used for financing activities	(471.1)	(50.7)
Net increase (decrease) in cash and cash equivalents	156.0	(179.9)
Cash and cash equivalents at beginning of period	716.7	419.5
Cash and cash equivalents at end of period	$872.7	$239.6

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Adjusted Operating Income (Loss) Before Depreciation and Amortization and Adjusted Operating Income (Loss)

The following tables set forth the Company’s adjusted Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”) and adjusted Operating Income (Loss) for the three months ended March 31, 2010 and 2009.  The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Statements of Operations: Equity in loss of investee companies, net of tax; Provision for income taxes; Other items, net; Gain on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The Company defines “Adjusted OIBDA” as OIBDA before restructuring charges and “Adjusted Operating Income” as Operating Income before restructuring charges.

The Company uses Adjusted OIBDA and Adjusted Operating Income, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and these measures are among the primary measures used by management for planning and forecasting of future periods.  These measures are important indicators of the Company’s operational strength and performance of its business because they provide a link between profitability and operating cash flow.  The Company believes the presentation of these measures is relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve their ability to understand the Company’s operating performance and make it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, these measures are among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Adjusted OIBDA and Adjusted Operating Income are not measures of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), they should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As Adjusted OIBDA and Adjusted Operating Income exclude certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of Adjusted OIBDA and Adjusted Operating Income to net earnings (loss) for each segment to such segment’s operating income (loss), the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended March 31, 2010
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Restructuring Charges	Operating Income (Loss)
Entertainment	$144.8	$(41.3)	$103.5	$(10.3)	$93.2
Cable Networks	100.9	(5.7)	95.2	—	95.2
Publishing	3.6	(1.6)	2.0	(1.5)	.5
Content Group	249.3	(48.6)	200.7	(11.8)	188.9
Local Broadcasting	134.0	(24.4)	109.6	(25.2)	84.4
Outdoor	32.2	(62.9)	(30.7)	(20.1)	(50.8)
Local Group	166.2	(87.3)	78.9	(45.3)	33.6
Corporate	(38.7)	(4.9)	(43.6)	—	(43.6)
Residual costs	(26.3)	—	(26.3)	—	(26.3)
Eliminations	.8	—	.8	—	.8
Total	$351.3	$(140.8)	$210.5	$(57.1)	$153.4

	Three Months Ended March 31, 2009
	Adjusted OIBDA	Depreciation and Amortization	Adjusted Operating Income (Loss)	Restructuring Charges	Operating Income (Loss)
Entertainment	$151.1	$(44.1)	$107.0	$—	$107.0
Cable Networks	83.4	(6.0)	77.4	—	77.4
Publishing	.1	(2.2)	(2.1)	—	(2.1)
Content Group	234.6	(52.3)	182.3	—	182.3
Local Broadcasting	54.1	(22.2)	31.9	—	31.9
Outdoor	25.9	(63.3)	(37.4)	(.8)	(38.2)
Local Group	80.0	(85.5)	(5.5)	(.8)	(6.3)
Corporate	(28.5)	(4.5)	(33.0)	—	(33.0)
Residual costs	(36.0)	—	(36.0)	—	(36.0)
Eliminations	.5	—	.5	—	.5
Total	$250.6	$(142.3)	$108.3	$(.8)	$107.5

	Three Months Ended March 31,
	2010	2009
Adjusted OIBDA	$351.3	$250.6
Restructuring charges	(57.1)	(.8)
Total OIBDA	294.2	249.8
Depreciation and amortization	(140.8)	(142.3)
Operating income	153.4	107.5
Interest expense	(138.0)	(133.2)
Interest income	1.1	1.6
Gain on early extinguishment of debt	2.4	.7
Other items, net	(13.1)	(11.9)
Earnings (loss) before income taxes	5.8	(35.3)
Provision for income taxes	(21.0)	(8.8)
Equity in loss of investee companies, net of tax	(11.0)	(11.2)
Net loss	$(26.2)	$(55.3)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities before increases and decreases to the accounts receivable securitization program, and less capital expenditures.  The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

The Company’s calculation of free cash flow for 2009 does not include increases and decreases to the accounts receivable securitization program because the Company does not consider the cash flow from this program to be indicative of the cash generated by the underlying operating performance of the Company.  Accordingly, the Company considers its decision to increase or decrease its accounts receivable securitization program a financing decision.  In 2010, as a result of the adoption of amended Financial Accounting Standards Board guidance on accounting for transfers of financial assets, increases and decreases to the accounts receivable securitization program are reflected as cash flows from financing activities.  Under the previous guidance, these changes were reflected as cash flows from operating activities.  Also, the Company’s calculation of free cash flow includes capital expenditures since investment in capital expenditures is a use of cash that is directly related to the Company’s operations.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management.  Free cash flow is one of several components of incentive compensation targets for certain management personnel.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow as a measure of liquidity has certain limitations, and does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by (used for) operating activities to free cash flow:

	Three Months Ended March 31,
	2010	2009
Net cash flow provided by (used for) operating activities	$700.7	$(21.5)
Exclude: Decrease to accounts receivable securitization program	—	300.0
Capital expenditures	(40.9)	(74.2)
Free cash flow	$659.8	$204.3

The following table presents a summary of the Company’s cash flows:

	Three Months Ended March 31,
	2010	2009
Net cash flow provided by (used for) operating activities	$700.7	$(21.5)
Net cash flow used for investing activities	$(73.6)	$(107.7)
Net cash flow used for financing activities	$(471.1)	$(50.7)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2010 and 2009 Adjusted Results

The following tables reconcile financial measures excluding restructuring charges and discrete tax items to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and provides a clearer perspective on the current underlying performance of the Company, and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended March 31, 2010
	2010 Reported	Restructuring Charges(a)	Tax Items(b)	2010 Adjusted
Revenues	$3,530.9	$—	$—	$3,530.9
OIBDA	294.2	57.1	—	351.3
OIBDA margin	8.3%			9.9%

Operating income	153.4	57.1	—	210.5
Interest expense	(138.0)	—	—	(138.0)
Interest income	1.1	—	—	1.1
Gain on early extinguishment of debt	2.4	—	—	2.4
Other items, net	(13.1)	—	—	(13.1)
Earnings before income taxes	5.8	57.1	—	62.9
Provision for income taxes	(21.0)	(22.5)	25.9	(17.6)
Effective income tax rate	n/m			28.0%

Equity in loss of investee companies, net of tax	(11.0)	—	—	(11.0)
Net earnings (loss)	$(26.2)	$34.6	$25.9	$34.3
Diluted EPS	$(.04)	$.05	$.04	$.05
Diluted weighted average number of common shares outstanding	676.3			692.1

	Three Months Ended March 31, 2009
	2009 Reported	Restructuring Charges(c)	Tax Items(d)	2009 Adjusted
Revenues	$3,159.9	$—	$—	$3,159.9
OIBDA	249.8	.8	—	250.6
OIBDA margin	7.9%			7.9%

Operating income	107.5	.8	—	108.3
Interest expense	(133.2)	—	—	(133.2)
Interest income	1.6	—	—	1.6
Gain on early extinguishment of debt	.7	—	—	.7
Other items, net	(11.9)	—	—	(11.9)
Loss before income taxes	(35.3)	.8	—	(34.5)
(Provision) benefit for income taxes	(8.8)	(.3)	18.8	9.7
Effective income tax rate	-24.9%			28.1%

Equity in loss of investee companies, net of tax	(11.2)	—	—	(11.2)
Net loss	$(55.3)	$.5	$18.8	$(36.0)
Diluted EPS	$(.08)	$—	$.03	$(.05)
Diluted weighted average number of common shares outstanding	671.5			671.5

a)              Restructuring charges at Entertainment, Publishing, Local Broadcasting and Outdoor primarily reflecting severance costs associated with the elimination of positions and contract terminations.

b)             Comprising a $62.2 million reduction of deferred tax assets associated with the recently enacted Patient Protection and Affordable Care Act, partially offset by a $26.4 million reversal of previously established deferred tax liabilities and a $9.9 million tax benefit from the settlements of state and local income tax audits.

c)              Restructuring charges at Outdoor primarily reflecting severance costs associated with the elimination of positions.

d)             A charge to income tax expense for the reduction of deferred tax assets associated with stock-based compensation.

n/m – not meaningful